Exhibit 99.1

Veradermics’ Oral VDPHL01 Delivers Positive Study ‘207’ Phase 2 Clinical Trial Results in Female Pattern Hair Loss Ahead of Upcoming Phase 2/3 Study ‘306’ Readout
VDPHL01, a novel orally-administered extended-release minoxidil formulation, achieved fast onset of hair growth with the majority of study participants reporting improvement in hair coverage as early as Month 2 and consistent treatment effect with approximately 88.9% (once daily) and 90.0% (twice-daily dosing) of patients reporting ‘improved’ or ‘much improved’ outcomes at Month 6
Robust hair growth was observed with a mean increase in non-vellus target area hair count (TAHC) of 22.7 hairs/cm² and 23.3 hairs/cm² at Month 6, in once and twice daily dosing regimens, respectively
VDPHL01 demonstrated a favorable safety and tolerability profile in females that was generally consistent with prior VDPHL01 trials with no treatment-related SAEs and no AESIs of cardiac origin observed
Veradermics anticipates topline results of ‘Study 306’, a Phase 2/3 clinical trial evaluating VDPHL01 in female pattern hair loss, in 1H 2027
Conference call and webcast scheduled for 8:00 a.m. ET today
NEW HAVEN, Conn., July 15, 2026 -- Veradermics, Incorporated (NYSE: MANE), a dermatologist-founded, late-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss, today announced positive topline results from its open-label Phase 2 clinical trial (Study ‘207’) evaluating VDPHL01, a proprietary extended-release oral minoxidil formulation, in females with mild-to-moderate pattern hair loss. VDPHL01 has the potential to become the first FDA-approved oral treatment for female pattern hair loss.

Among female participants who received either VDPHL01 4.5mg once daily or VDPHL01 4.5mg twice daily for 6 months, VDPHL01 demonstrated a potentially differentiated clinical profile defined by rapid onset of activity, consistent response across participants, and increases in hair count while being generally well tolerated with no treatment-related serious adverse events (SAEs) and no adverse events of special interest (AESIs) of cardiac origin.

In the study, VDPHL01 achieved consistent hair growth on the endpoint of non-vellus TAHC and patient reported outcome (PRO) benefits of ‘improved’ or ‘much improved’ on the

Androgenetic Alopecia Impact Rating Scale (AAIRS) at Month 6. Participants achieved an average increase in non-vellus hair count of 22.7 hairs/cm² and 23.3 hairs/ cm² in once daily and twice daily VDPHL01 treatment arms, respectively. Additionally, 88.9% of participants in the once daily dose arm and 90.0% of participants in the twice daily dose arm achieved ‘improved’ or ‘much improved’ hair coverage on the AAIRS.

“Female pattern hair loss has long been underserved with no FDA approved oral prescription treatment options and limited clinical research. As a result, females have disproportionately resorted to using topical over-the-counter options and unproven supplements that do not reliably help them reach their treatment goals,” said Dr. Jerry Shapiro, an internationally recognized board-certified dermatologist, Director of the Hair Clinic and Professor of Dermatology at NYU Langone Medical School who is a paid consultant of Veradermics. “Based on the results of the ‘207’ trial, VDPHL01 is positioned to transform how we treat female pattern hair loss as it moves towards potentially becoming the first and only FDA approved oral treatment for females.”
The consistency of clinically meaningful hair growth reported by participants was further supported by investigator perception of hair growth, with investigators grading 100% (once daily dosing arm) and 90% (twice daily dosing arm) of female participants as having improvement in hair coverage at Month 6. Fast onset of hair growth was also observed by investigators and patients as early as Month 2, the earliest measured time point measured in the trial, with 67.2% of participants graded by investigators as demonstrating improvement and 63.2% of participants reporting improvement in hair coverage at Month 2.
Treatment with VDPHL01 was generally well tolerated through Month 6 with an overall safety profile consistent with prior studies with VDPHL01. No treatment-related SAEs and no AESIs of cardiac origin were observed in this study.
“We are highly encouraged by the positive results from Study ‘207’ evaluating our proprietary extended-release formulation of VDPHL01 in women with pattern hair loss,” said Reid Waldman, M.D., Chief Executive Officer of Veradermics. “Importantly, Study ‘207’ demonstrated strong proof-of-concept on the same endpoints being evaluated in our registration-directed Phase 2/3 Study ‘306’, further strengthening our conviction in that study ahead of its anticipated 1H 2027 readout. Taken together, these data reinforce our belief that VDPHL01, if approved, has the potential to become a differentiated oral treatment option for women with female pattern hair loss and to address the needs of an estimated 30 million women, representing a substantial additive commercial opportunity.”
VDPHL01 is currently being evaluated in an extensive pivotal development program designed to support the approval of VDPHL01 in both female and male pattern hair loss. Veradermics is actively recruiting female participants for its female pattern hair loss Phase 2/3 trial, Study ‘306’, with topline data anticipated in 1H 2027. In April, Veradermics announced topline results from

Study ‘302’, a registration-directed Phase 2/3 trial in male pattern hair loss and, in February, Veradermics announced enrollment completion in its second Phase 3 male trial, Study ‘304’, with topline results anticipated in the second half of 2026.
Veradermics will host a conference call and live webcast today at 8:00 a.m. ET to discuss the Study ‘207’ results. A live webcast will be available on the Events page in the Investors section of the company’s website. A replay will be available following the call.
About VDPHL01
VDPHL01 (extended-release minoxidil tablet) is a proprietary investigational, oral non-hormonal drug in Phase 3 development for pattern hair loss in both women and men. VDPHL01 leverages extended-release technology to deliver a minoxidil product with the potential for improved efficacy and safety. The proprietary extended-release formulation utilizes a gel matrix designed to deliver long-lasting, steady release of minoxidil for sustained absorption. VDPHL01 has been shown to avoid the high peak concentrations of immediate-release oral minoxidil, while extending time above the minimum hair growth threshold to increase time for hair to grow. If approved, VDPHL01 would be the only FDA-approved oral non-hormonal treatment for pattern hair loss in both male and female patients. VDPHL01 is protected by a broad library of patents and patent applications related to the key innovations of VDPHL01. The earliest expiring patent term is 2043.
About Pattern Hair Loss
Pattern hair loss, also known as androgenetic alopecia, affects an estimated 80 million people in the United States (30 million women and 50 million men). Pattern hair loss can have a significant impact on quality of life, affecting an individual’s mental health and relationships. People with pattern hair loss often experience depression, low self-esteem, and social withdrawal. There have been no new FDA-approved prescription medicines for pattern hair loss in nearly 30 years. In addition, current treatments include over the counter “nutraceuticals” that produce inconsistent results and contribute to high dissatisfaction among participants and healthcare providers. The prevalence of pattern hair loss and the market demand for new treatments contribute to making it the largest aesthetics market worldwide, projected to reach approximately $30 billion by 2028.
About Study ‘207’
Study ‘207’ is a multicenter Phase 2 open label study in 21 adult male and 28 adult female pattern hair loss patients to obtain proof of concept for the safety and efficacy of twelve months of treatment with VDPHL01 8.5 mg twice daily in male patients and VDPHL01 4.5 mg either once or twice daily in female patients with pattern hair loss.
About Veradermics, Inc.
Veradermics is a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss. Veradermics aims to develop a focused portfolio of aesthetic dermatology product candidates targeting high-prevalence dermatologic conditions, with potential selective development of medical dermatology product candidates. Its lead program, VDPHL01, is being developed as an oral, non-hormonal treatment for men and women with pattern hair loss, to reduce the barriers to wide adoption of chronic hair loss therapy and potentially transform pattern hair loss treatment. VDPHL01 is an oral, extended-release proprietary formulation of minoxidil, a proven hair growth agent, designed to maximize minoxidil’s impact on hair restoration while minimizing the risk of cardiac activity. For additional information, visit www.veradermics.com and follow us on LinkedIn and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements, which involve risks, uncertainties and contingencies, many of which are beyond the control of Veradermics, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements regarding the perceived efficacy of VDPHL01; the clinical profile of VDPHL01, including its safety profile; the perceived benefits of VDPHL01; the interpretation and significance of clinical data from Study ’207’ and other clinical trials; VDPHL01’s use as the preferred treatment for pattern hair loss; the treatment landscape for pattern hair loss; the timing of reporting additional clinical results, including anticipated data from Study ‘306’; the enrollment progress in Study ‘306’; VDPHL01’s potential to become the first FDA-approved non-hormonal oral treatment for pattern hair loss; the projected size of the market for pattern hair loss; the potential commercial opportunity for VDPHL01; and the scope and duration of patent protection for VDPHL01. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including: Veradermics’ limited operating history with no products approved for commercial sale; Veradermics’ incurrence of substantial losses since its inception, anticipation of incurring substantial and increasing losses for the foreseeable future and need for substantial additional financing to achieve its goals; Veradermics’ anticipation that its success will depend on the approval and successful commercialization of VDPHL01, which is its lead product candidate, and if Veradermics is unable to obtain regulatory approval for, and successfully commercialize, VDPHL01, or any other current or future product candidates, or experience significant delays in doing so, its business will be materially harmed; the risk that adverse events or undesirable side effects are caused by Veradermics’ product candidates; competition from other companies; and other risks and uncertainties identified in the “Risk

Factors” section of Veradermics’ Annual Report on Form 10-K, for the period ended December 31, 2025, and subsequent filings with the U.S. Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Veradermics’ control, these forward-looking statements should not be relied upon as guarantees of future events. Moreover, Veradermics operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. These forward-looking statements speak only as of the date of this press release, and Veradermics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts
Media:
Catherine Collier Kyroulis
media@veradermics.com
(917) 886-5586

Investors:
investors@veradermics.com